UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

VAALCO Energy, Inc.

(Exact name of registrant as specified in is charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700

Houston, Texas 77042

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:

(713) 623-0801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2015, VAALCO Energy, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were requested to: (1) elect six directors, to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2016 Annual Meeting of Stockholders; (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015; and (3) approve, on an advisory basis, the compensation of the Company’s named executive officers.

The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Company’s proxy statement filed on April 16, 2015:

1.

Each of the directors nominated by the Board for re-election were elected for a term of office expiring at the Company’s 2016 Annual Meeting of Stockholders. Votes regarding the election of the directors nominated for re-election were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Steven P. Guidry	38,899,964	1,573,479	10,559,777
Frederick W. Brazelton	38,978,863	1,494,580	10,559,777
O. Donaldson Chapoton	38,966,588	1,506,855	10,559,777
Andrew L. Fawthrop	39,420,342	1,053,101	10,559,777
James B. Jennings	37,660,978	2,812,465	10,559,777
John J. Myers, Jr.	38,974,368	1,499,075	10,559,777
2.	Deloitte & Touche LLP was ratified as the Company’s independent registered public accounting firm for 2015. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
47,723,661	3,090,292	219,267	0
3.	The Board proposal seeking approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
39,229,256	1,162,685	81,502	10,559,777

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Dated: June 9, 2015	By:	/s/ Eric J. Christ
Eric J. Christ
Vice President, General Counsel and Corporate Secretary